UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 31, 2014
 Park-Ohio Holdings Corp.
(Exact name of registrant as specified in its charter)

Ohio	000-03134	34-1867219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 947-2000

Not applicable
(Former name or former address, if changed since last report.)
Park-Ohio Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	333-43005-1	34-6520107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 947-2000

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On July 31, 2014, Park-Ohio Industries, Inc. (“Industries”), a wholly owned subsidiary of Park-Ohio Holdings Corp. (“Holdings”), and certain of Industries’ wholly owned direct and indirect subsidiaries entered into the Sixth Amended and Restated Credit Agreement (the “Credit Agreement”) with the other loan parties thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, JP Morgan Europe Limited, as European Agent, RBS Business Capital, as Syndication Agent, KeyBank National Association and First National Bank of Pennsylvania, as Co-Documentation Agents, U.S. Bank National Association, as Co-Documentation Agent and Joint Bookrunner, PNC Bank, National Association, as Joint Bookrunner, and J.P. Morgan Securities Inc., as Sole Lead Arranger and Bookrunning Manager.
The Credit Agreement, among other things, provides for a revolving credit facility of up to $230 million (which may be increased up to $280 million subject to Industries obtaining commitments for such increase) and a term loan facility of $16.1 million. The revolving credit facility includes a Canadian sub-limit in the amount of $15.0 million and a European sub-limit in the amount of $10 million (which may be increased to $25.0 million) for borrowing in those locations. Borrowings under the Credit Agreement mature on July 31, 2019. Borrowings under the term loan facility bear interest, at the option of Industries, at an annual rate equal to LIBOR plus a margin ranging from 2.0% to 3.0% or the bank’s prime lending rate plus 0.25% to -0.75%. Domestic borrowings under the revolving credit facility bear interest, at the option of Industries, at an annual rate equal to LIBOR plus a margin ranging from 1.50% to 2.50% or the prime rate plus a margin ranging from -0.25% to -1.25%.
Some of the financial institutions party to the Credit Agreement, and some of their affiliates, have, from time to time, provided certain investment banking, commercial banking and financial advisory services to Industries and its affiliates, for which they received customary fees and commissions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park-Ohio Holdings Corp.
(Registrant)

Dated:	August 6, 2014	/s/ Robert D. Vilsack
Robert D. Vilsack
Secretary and General Counsel

Park-Ohio Industries, Inc.
(Registrant)

Dated:	August 6, 2014	/s/ Robert D. Vilsack
Robert D. Vilsack
Secretary and General Counsel